Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
INTRODUCTORY NOTE
The following unaudited pro forma condensed combined financial information (“Pro Forma Financial Information”) is derived from the historical consolidated financial statements of Mallinckrodt plc (“Mallinckrodt” or the “Company”). The unaudited Pro Forma Financial Information is for informational and illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the transactions described below occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods.
The unaudited Pro Forma Financial Information should be read in conjunction with:
•the accompanying notes to the unaudited Pro Forma Financial Information;
•the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2024 (Successor) filed with the U.S. Securities and Exchange Commission (“SEC”) on November 5, 2024 (“Q3 2024 Quarterly Report on Form 10-Q”);
•the Company’s Annual Report on Form 10-K for the periods from December 31, 2022 to November 14, 2023 (Predecessor) and November 15, 2023 to December 29, 2023 (Successor) (together combined for the fiscal year ended December 29, 2023) filed with the SEC on March 26, 2024 (“2023 Annual Report on Form 10-K”);
•the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2024.
The unaudited Pro Forma Financial Information primarily reflects the pro forma effects of the following:
•Therakos® Divestiture - On November 29, 2024, the Company completed the divestiture of the Company’s Therakos business for total cash consideration of $887.6 million, net of preliminary purchase price adjustments. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Agreement (as defined below). The Company incurred success-based professional fees that are incremental direct costs payable upon completion of the Therakos divestiture. The Company incurred additional costs included in the historical financials in liabilities management and separation costs in the unaudited condensed consolidated statement of income for the nine months ended September 27, 2024 (Successor), primarily related to professional fees and costs incurred as the Company explored the sale of Therakos. The Therakos divestiture did not trigger discontinued operations classification.
•Mandatory Debt Prepayment and Makewhole Premium - The Company will make a mandatory prepayment on its Takeback Term Loans (as defined below) and Takeback Notes (as defined below) of approximately $775.5 million of principal and a payment of approximately $63.7 million related to the required makewhole premium on or before December 6, 2024.
•Reorganization and Fresh Start Accounting - Upon emergence from the 2023 Bankruptcy Proceedings (as defined below) and effectiveness of the Company’s plan of reorganization on November 14, 2023, the Company applied the provisions of fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes.
The unaudited pro forma condensed combined balance sheet as of September 27, 2024 gives effect to the Therakos divestiture and the mandatory debt prepayment and makewhole premium and debt prepayment, as if these transactions had been completed as of September 27, 2024. No pro forma adjustments were made for the plan of reorganization or fresh start accounting as a result of the 2023 Bankruptcy Proceedings, because these events are reflected in the historical balance sheet as of September 27, 2024 (Successor).
The unaudited pro forma condensed combined statements of operations for the nine months ended September 27, 2024 and the year ended December 29, 2023 give effect the Therakos divestiture and the mandatory debt prepayment and makewhole premium, as if these events had been completed as of December 31, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 29, 2023 gives effect to the Company’s plan of reorganization and fresh start accounting as a result of the 2023 Bankruptcy Proceedings, as if it had been completed as of December 31, 2022.

MALLINCKRODT PLC
PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 27, 2024
(unaudited; in millions, except per share data)

	Successor	Transaction Adjustments				Pro Forma
	Mallinckrodt plc	Therakos Divestiture		Other Adjustments		Mallinckrodt plc
Assets
Current assets:
Cash and cash equivalents	$410.5	$887.6	(a)	$(839.2)	(f)	$458.9
Accounts receivable, net	383.3	—		—		$383.3
Inventories	710.6	—		—		$710.6
Prepaid expenses and other current assets	169.2	—		—		$169.2
Held for sale assets	49.3	(49.3)	(b)	—		$—
Total current assets	$1,722.9	$838.3		$(839.2)		$1,722.0
Property and equipment, net	361.7	—		—		361.7
Intangible assets, net	433.7	—		—		433.7
Long-term assets held for sale	115.3	(115.3)	(b)	—		—
Deferred income taxes (asset)	777.1	(105.0)	(c)	0.5	(g)	672.6
Other assets	227.0	—		—		227.0
Total Assets	$3,637.7	$618.0		$(838.7)		$3,417.0

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$8.7	$—		$(4.8)	(f)	$3.9
Accounts payable	84.5	—		—		84.5
Accrued payroll and payroll-related costs	90.0	—		6.3	(h)	96.3
Accrued interest	45.0	—		—		45.0
Acthar Gel-Related Settlement	21.3	—		—		21.3
Accrued and other current liabilities	280.1	8.9	(d)	—		289.0
Liabilities held for sale	24.1	(24.1)	(b)	—		—
Total current liabilities	$553.7	$(15.2)		$1.5		$540.0
Long-term debt	1,731.8	—		(770.7)	(f)	961.1
Acthar Gel-Related Settlement	121.8	—		—		121.8
Pension and postretirement benefits	38.6	—		—		38.6
Environmental liabilities	34.4	—		—		34.4
Other income tax liabilities	25.7	—		—		25.7
Long-term liabilities held for sale	3.2	(3.2)	(b)	—		—
Other liabilities	100.2	—		—		100.2
Total Liabilities	$2,609.4	$(18.4)		$(769.2)		$1,821.8
Shareholders’ Equity:
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued and outstanding	—	—		—		—
Ordinary shares, $0.01 par value, 500,000,000 authorized; 19,696,335 issued and outstanding	0.2	—		—		0.2
Additional paid-in capital	1,198.4	—		—		1,198.4
Accumulated other comprehensive income	2.8	—		—		2.8
Retained (deficit) earnings	(173.1)	636.4	(e)	(69.5)	(i)	393.8
Total Shareholders' Equity (Deficit)	$1,028.3	$636.4		$(69.5)		$1,595.2
Total Liabilities and Shareholders' Equity (Deficit)	$3,637.7	$618.0		$(838.7)		$3,417.0
The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MALLINCKRODT PLC
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Nine Months Ended September 27, 2024
(unaudited; in millions, except per share data)

	Successor	Transaction Adjustments				Pro Forma
	Mallinckrodt plc	Therakos Divestiture		Other Adjustments		Mallinckrodt plc
Net Sales	$1,487.6	$(193.0)	(j)	$—		$1,294.6
Cost of Sales	907.5	(115.9)	(j)	—		791.6
Gross Profit	580.1	(77.1)	(j)	—		503.0
Selling, general and administrative expenses	406.0	(29.9)	(j)	—		376.1
Research and development expenses	85.3	(18.9)	(j)	—		66.4
Restructuring charges, net	10.5	—		—		10.5
Liabilities management and separation costs	32.2	—		—		32.2
Operating income	46.1	(28.3)		—		17.8
Interest expense	(177.5)	—		83.8	(l)	(93.7)
Interest income	20.2	—		—		20.2
Other (expense) income, net	(3.6)	—		1.7	(m)	(1.9)
(Loss) income from continuing operations before income taxes	(114.8)	(28.3)		85.5		(57.6)
Income tax expense (benefit)	20.4	(3.8)	(k)	0.3	(n)	16.9
(Loss) income from continuing operations	(135.2)	(24.5)		85.2		(74.5)

Basic (loss) income per share:
Loss from continuing operations	$(5.53)					$(3.78)
Basic weighted-average shares outstanding	19.7					19.7

Diluted (loss) income per share:
Loss from continuing operations	$(5.53)					$(3.78)
Diluted weighted-average shares outstanding	19.7					19.7
The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MALLINCKRODT PLC
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 29, 2023
(unaudited; in millions, except per share data)

		Transaction Adjustments				Pro Forma
	Successor and Predecessor Pro Forma Combined	Therakos Divestiture		Other Adjustments		Mallinckrodt plc
Net Sales	$1,865.9	$(259.2)	(o)	$—		$1,606.7
Cost of Sales	963.7	(86.5)	(o)	—		877.2
Gross Profit	902.2	(172.7)	(o)	—		729.5
Selling, general and administrative expenses	508.3	(44.0)	(o)	6.3	(q)	470.6
Research and development expenses	111.8	(15.8)	(o)	—		96.0
Restructuring charges, net	0.9	—		—		0.9
Non-restructuring impairment charges	138.5	—		—		138.5
Liabilities management and separation costs	159.1	—		—		159.1
Operating income (loss)	(16.4)	(112.9)		(6.3)		(135.6)
Interest expense	(231.7)	—		45.7	(r)	(186.0)
Interest income	15.6	—		—		15.6
Other (expense) income, net	(1.1)	742.6	(o)	9.2	(s)	750.7
Reorganization items, net	(4.0)	—		—		(4.0)
(Loss) income from continuing operations before income taxes	(237.6)	629.7		48.6		440.7
Income tax (benefit) expense	(42.6)	90.8	(p)	1.2	(t)	49.4
(Loss) income from continuing operations	$(195.0)	$538.9		$47.4		$391.3

Basic (loss) income per share:
(Loss) Income from continuing operations	$(9.90)					$19.86
Basic weighted-average shares outstanding	19.7					19.7

Diluted (loss) income per share:
Income from continuing operations	$(9.90)					$19.86
Diluted weighted-average shares outstanding	19.7					19.7
The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MALLINCKRODT PLC
SUCCESSOR AND PREDECESSOR PRO FORMA COMBINED STATEMENTS OF OPERATIONS
Year Ended December 29, 2023
(unaudited; in millions, except per share data)

	Predecessor	Successor	Pro Forma Adjustments
	Period from December 31, 2022 through November 14, 2023	Period from November 15, 2023 through December 29, 2023	Reorganization and Fresh Start Accounting		Successor and Predecessor Pro Forma Combined
Net Sales	$1,622.9	$243.0			$1,865.9
Cost of Sales	1,300.5	179.1	(515.9)	(u)	963.7
Gross Profit	322.4	63.9	515.9		902.2
Selling, general and administrative expenses	448.2	64.2	(4.1)	(u)	508.3
Research and development expenses	97.1	15.9	(1.2)	(u)	111.8
Restructuring charges, net	0.9	—	—		0.9
Non-restructuring impairment charges	135.9	2.6	—		138.5
Liabilities management and separation costs	157.7	1.4	—		159.1
Operating (loss) income	(517.4)	(20.2)	521.2		(16.4)
Interest expense	(507.2)	(28.3)	303.8	(v)	(231.7)
Interest income	14.7	0.9	—		15.6
Other (expense) income, net	(6.5)	5.4	—		(1.1)
Reorganization items, net	(892.7)	(4.0)	892.7	(w)	(4.0)
(Loss) income from continuing operations before income taxes	(1,909.1)	(46.2)	1,717.7		(237.6)
Income tax (benefit) expense	(277.8)	(8.0)	243.2	(x)	(42.6)
(Loss) income from continuing operations	(1,631.3)	(38.2)	1,474.5		(195.0)

Loss per share:
Loss from continuing operations	$(122.75)	$(1.94)			$(9.90)
Basic weighted-average shares outstanding	13.3	19.7			19.7

Diluted loss per share:
Income from continuing operations	$(122.75)	$(1.94)			$(9.90)
Diluted weighted-average shares outstanding	13.3	19.7			19.7
The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MALLINCKRODT PLC
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(unaudited; dollars in millions)

1.	Basis of Presentation
In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”), which was effective on January 1, 2021. The unaudited Pro Forma Financial Information is presented in accordance with Article 11 of Regulation S-X, as amended by the Final Rule, and has been compiled from historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles.
The unaudited Pro Forma Financial Information is provided for illustrative purposes only and may not provide an indication of results in the future. The unaudited Pro Forma Financial Information should be read in conjunction with the Company’s Q3 2024 Quarterly Report on Form 10-Q, the Company’s 2023 Annual Report on Form 10-K, and the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2024.
The unaudited Pro Forma Financial Information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the unaudited Pro Forma Financial Information.
The unaudited pro forma condensed combined balance sheet as of September 27, 2024 primarily gives effect to the Therakos divestiture and the mandatory debt prepayment and makewhole premium, as if these transactions had been completed as of September 27, 2024. No pro forma adjustments were made for the plan of reorganization or fresh start accounting as a result of the 2023 Bankruptcy Proceedings, because these events are reflected in the historical balance sheet as of September 27, 2024 (Successor).
The unaudited pro forma condensed combined statement of operations for the nine months ended September 27, 2024 and the year ended December 29, 2023 primarily give effect the Therakos divestiture and the mandatory debt prepayment and makewhole premium, as if these events had been completed as of December 31, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 29, 2023 gives effect to the Company’s plan of reorganization and fresh start accounting as a result of the 2023 Bankruptcy Proceedings, as if it had been completed as of December 31, 2022.
2020 Chapter 11 Cases
On October 12, 2020, the Company voluntarily initiated Chapter 11 proceedings (“2020 Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (“Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (“Bankruptcy Court”). On March 2, 2022, the Bankruptcy Court entered an order confirming a plan of reorganization (“2020 Plan”). Subsequent to the Bankruptcy Court’s order confirming the 2020 Chapter 11 Cases, the High Court of Ireland made an order confirming a scheme of arrangement on April 27, 2022, which was based on and consistent in all respects with the 2020 Plan. On June 8, 2022, the Bankruptcy Court entered an order approving a minor modification to the 2020 Plan. The 2020 Plan became effective on June 16, 2022, and the Company emerged from the 2020 Chapter 11 Cases and the Irish examinership proceedings (together, the “2020 Bankruptcy Proceedings”) on that date.
2023 Chapter 11 Cases
On August 28, 2023, the Company voluntarily initiated Chapter 11 proceedings (“2023 Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On September 20, 2023, the directors of the Company initiated examinership proceedings with respect to Mallinckrodt plc by presenting a petition to the High Court of Ireland pursuant to Section 510(1)(b) of the Companies Act 2014 seeking the appointment of an examiner to Mallinckrodt plc. On October 10, 2023, the Bankruptcy Court entered an order confirming a plan of reorganization (“2023 Plan”). Subsequent to the Bankruptcy Court’s order confirming the 2023 Plan, the High Court of Ireland made an order confirming a scheme of arrangement on November 10, 2023, which is based on and consistent in all respects with the 2023 Plan (“2023 Scheme of Arrangement”). The 2023 Plan and the 2023 Scheme of Arrangement became effective on November 14, 2023, (“2023 Effective Date”), and the Company emerged from the 2023 Chapter 11 Cases and the Irish examinership proceedings (together, the “2023 Bankruptcy Proceedings”) on that date. See Note 2 of Notes to Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K for further information on the 2023 Plan and emergence from the 2023 Bankruptcy Proceedings.

MALLINCKRODT PLC
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(unaudited; dollars in millions)
Adoption of Fresh-Start Accounting
Upon emergence from the 2023 Bankruptcy Proceedings, the Company adopted fresh-start accounting in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852 - Reorganizations (“ASC 852”), and became a new entity for financial reporting purposes as of the 2023 Effective Date. References to “Successor” relate to the financial position of the reorganized Company as of December 29, 2023 and September 27, 2024 and results of operations of the reorganized Company subsequent to November 14, 2023, while references to “Predecessor” relate to the financial position of the Company as of December 30, 2022 and results of operations of the Company for the period from December 31, 2022 through November 14, 2023. All emergence-related transactions related to the 2023 Effective Date were recorded as of November 14, 2023. Accordingly, the unaudited condensed consolidated financial statements for the Successor periods are not comparable to the unaudited condensed consolidated financial statements for the Predecessor periods. See Note 3 of Notes to Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K for further information.

2.	Description of Transactions
The unaudited pro forma financial information primarily gives effect to the following:
1.Therakos Divestiture - On August 3, 2024, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Solaris Bidco Limited, Solaris IPCo Limited and Solaris US BidCo, LLC (collectively, the “Purchasers”), affiliates of CVC Capital Partners IX, for the transfer of the assets and liabilities constituting the Company’s Therakos business to Purchasers. On November 29, 2024, the Company completed the divestiture of the Company’s Therakos business for total cash consideration of $887.6 million, net of preliminary purchase price adjustments. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Agreement. The Company incurred success-based professional fees that are incremental direct costs payable upon completion of the Therakos divestiture described in Note 3 (d).
2.Mandatory Debt Prepayment and Makewhole Premium - In connection with emergence from the 2023 Bankruptcy Proceedings, the Company entered into a new senior secured first lien term loan facility with an aggregate principal amount of approximately $871.4 million (“Takeback Term Loans”), consisting of approximately $229.4 million of “first-out” Takeback Term Loans and approximately $642.0 million of “second-out” Takeback Term Loans. The Company also issued approximately $778.6 million in aggregate principal amount of “second-out” 14.75% senior secured first lien notes due 2028 (“Takeback Notes” and, together with the Takeback Term Loans, the “Takeback Debt”). The Company is required to use net proceeds from the Therakos divestiture to prepay the Takeback Term Loans and redeem the Takeback Notes. Such mandatory prepayment or redemption requires the Company to pay a makewhole premium with the prepaid or redeemed debt. The Company will make a mandatory prepayment of approximately $775.5 million of principal and a payment of approximately $63.7 million related to the required makewhole premium on December 6, 2024 as described in Note 3 (f).
3.Reorganization and Fresh Start Accounting - Upon emergence from the 2023 Bankruptcy Proceedings and effectiveness of the Company’s plan of reorganization on November 14, 2023, the Company applied the provisions of fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. Similarly, upon emergence from the 2020 Bankruptcy Proceedings, the Company applied the provisions of fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. All emergence-related transactions of the Predecessor were recorded as of June 16, 2022.

3.	Pro Forma Adjustments
Pro Forma Condensed Combined Balance Sheet as of September 27, 2024
The unaudited pro forma condensed combined balance sheet as of September 27, 2024 reflects the following adjustments:
(a) This adjustment represents approximately $887.6 million of cash proceeds, net of preliminary purchase price adjustments, from the Therakos divestiture.
(b) This adjustment represents the elimination of the assets and liabilities classified as held for sale in connection with the Therakos divestiture.
(c) This adjustment represents a $105.0 million reduction of deferred tax assets related to the utilization of existing tax basis and attributes on the Company’s balance sheet as it relates to the estimated gain on the Therakos divestiture described in Note (e). The estimated income tax effects were calculated as described in Note (k).

MALLINCKRODT PLC
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(unaudited; dollars in millions)
(d) This adjustment represents $7.7 million of success-based professional fees that are incremental direct costs payable upon completion of the Therakos divestiture. The success-based professional fees are accrued in the pro forma balance sheet and reflected as a non-recurring expense in the pro forma statement of operations for the year ended December 29, 2023. Additionally, this adjustment includes $1.2 million of estimated income taxes payable related to the estimated gain on the Therakos divestiture described in Note (e). The estimated income tax effects were calculated as described in Note (k).
(e) This adjustment represents the estimated pre-tax gain on the Therakos divestiture of approximately $742.6 million, which is based on the information currently available to the Company and includes the receipt of cash proceeds described in Note (a), the elimination of assets and liabilities held for sale described Note (b), and success-based professional fees described in Note (d), offset by the reduction of deferred tax assets described Note (c) and the estimated income taxes payable described in Note (d). These amounts are reflected as an addition to retained earnings in the pro forma condensed balance sheet.
(f) This adjustment represents $775.5 million related to the mandatory prepayment and $63.7 million related to the required makewhole premium. The Company is required to use net proceeds from the Therakos divestiture to prepay or redeem the Takeback Term Loans and Takeback Notes. Such mandatory prepayment requires the Company to pay a makewhole premium with the prepayment. The mandatory prepayment is non-recurring and not expected to have a continuing impact on the Company’s operating results in future periods.
(g) This adjustment represents $0.5 million of deferred tax assets related to $6.3 million of compensation expenses related to the Company’s Transaction Incentive Plan described in Note (h). The estimated income tax effects were calculated as described in Note (t).
(h) On February 2, 2024, the Company’s Board of Directors (“Board”) adopted a Transaction Incentive Plan (as amended and restated on August 4, 2024 and on December 2, 2024, the “Transaction Incentive Plan”), which is intended to compensate designated Mallinckrodt executive officers and directors with bonus payments to be made upon the consummation of qualifying asset sale transactions. Subject to the finalization of the purchase price, the Company currently expects to make payments to participants of approximately $13.6 million within 30 days upon closing of the Therakos divestiture. The Company accrued $7.3 million within accrued payroll and payroll-related costs in the unaudited condensed consolidated balance sheet as of September 27, 2024 (Successor), while the corresponding expense was recorded within selling, general and administrative expenses (“SG&A”) on the unaudited condensed consolidated statements of operations during the three and nine months ended September 27, 2024 (Successor). The adjustment of $6.3 million accrued in the pro forma condensed balance sheet reflects the remaining amount not recognized in the historical financials. The compensation expenses related to the Company’s Transaction Incentive Plan are non-recurring and not expected to have a continuing impact on the Company’s operating results in future periods.
(i) This adjustment represents $63.7 million related to the required makewhole premium described in Note (f), $6.3 million of compensation expenses related to the Company’s Transaction Incentive Plan described in Note (h), offset by $0.5 million of estimated income taxes benefit related to the estimated income tax effects described in Note (g).
Pro Forma Condensed Combined Statements of Operations for the nine months ended September 27, 2024
The unaudited pro forma condensed combined statements of operations for the nine months ended September 27, 2024 reflect the following adjustments:
(j) This adjustment represents the elimination of the revenues, and direct operating expenses, including depreciation and amortization expense, associated with the Therakos divestiture.
(k) This adjustment represents the estimated income tax effects of the Therakos divestiture described in Note (e), calculated using a blended statutory rate of approximately 13.43%. The blended statutory rate was calculated based on the statutory rates by jurisdiction in which the pro forma adjustment is expected to be recognized. Management believes the blended statutory tax rate provides a reasonable basis for the pro forma adjustment.
(l) This adjustment represents the removal of interest expense of $83.8 million, related to the mandatory prepayment described in Note (f), as if the mandatory prepayment occurred on December 31, 2022.
(m) This adjustment represents $1.7 million of income related to the Company’s transition services agreement (“TSA”), as if the TSA commenced on December 31, 2022. The TSA is effective upon closing of the Therakos divestiture to provide certain business support services for up to 18 months after the closing date. These services include, but are not limited to, information technology, procurement, distribution, logistics and order to delivery, compliance, accounting, finance, and administrative activities.

MALLINCKRODT PLC
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(unaudited; dollars in millions)
(n) This adjustment represents the estimated income tax effects of the income related to the removal of interest expense described in Note (l) and the TSA described in Note (m), calculated using a blended statutory rate of approximately 0.35%, which factors in the valuation allowance impacts related to interest expense related attributes. The blended statutory rate was calculated based on the statutory rates by jurisdiction in which the pro forma adjustment is expected to be recognized. Management believes the blended statutory tax rate provides a reasonable basis for the pro forma adjustment.
Pro Forma Condensed Combined Statements of Operations for the year ended December 29, 2023
The unaudited pro forma condensed combined statements of operations for the year ended December 29, 2023 reflect the following adjustments:
(o) This adjustment represents the elimination of the revenues, and direct operating expenses, including depreciation and amortization expense, associated with the Therakos divestiture, and the estimated pre-tax gain on the Therakos divestiture of approximately $742.6 million described in Note (e). The estimated pre-tax gain is reflected as a non-recurring gain as part of other income in the pro forma condensed statement of operations for the year ended December 29, 2023. The Company recorded the estimated pre-tax gain in other income because the Therakos divestiture qualifies as the sale of a business.
(p) This adjustment represents the estimated income tax effects of the Therakos divestiture, described in Note (e), calculated using a blended statutory rate of approximately 14.42%. As described in Note (c), the Company expects to utilize existing tax basis and attributes amounting to approximately $105.0 million against the estimated taxable gain on the Therakos divestiture. The blended statutory rate was calculated based on the statutory rates by jurisdiction in which the pro forma adjustment is expected to be recognized. Management believes the blended statutory tax rate provides a reasonable basis for the pro forma adjustment.
(q) This adjustment represents $6.3 million of compensation expenses related to the Company’s Transaction Incentive Plan described in Note (h). The compensation expenses related to the Company’s Transaction Incentive Plan are non-recurring and not expected to have a continuing impact on the Company’s operating results in future periods.
(r) This adjustment represents the removal of interest expense of $109.4 million, related to the mandatory prepayment, as if the pay down of debt occurred on December 31, 2022, offset by a $63.7 million increase in interest expense, related to the makewhole premium, both of which are described in Note (f). The mandatory prepayment is non-recurring and not expected to have a continuing impact on the Company’s operating results in future periods.
(s) This adjustment represents $9.2 million of income related to the Company’s TSA, as if the TSA commenced on December 31, 2022, described in Note (m).
(t) This adjustment represents the estimated income tax effects of compensation expenses related to the Company’s Transaction Incentive Plan described in Note (q), the removal of interest expense described in Note (r), and income related to the TSA described in Note (s), calculated using a blended statutory rate of approximately 2.47%, which factors in non-deductible expenses related to the Transaction Incentive Plan payments and the valuation allowance impacts related to interest expense related attributes. The blended statutory rate was calculated based on the statutory rates by jurisdiction in which the pro forma adjustment is expected to be recognized. Management believes the blended statutory tax rate provides a reasonable basis for the pro forma adjustment.
Successor and Predecessor Pro Forma Combined Statements of Operations for the year ended December 29, 2023
The unaudited Successor and Predecessor combined statements of operations for the year ended December 29, 2023 reflect the following adjustments:
(u) This adjustment reflects the change in inventory step-up amortization, fixed asset depreciation, and intangible amortization expense based on new asset values as a result of adopting fresh start accounting, as if the Company’s emergence from the 2023 Bankruptcy Proceedings occurred on December 31, 2022.
(v) This adjustment reflects a reduction of interest expense as a result of the plan of reorganization. On the 2023 Effective Date, the Company issued the Takeback Debt and the predecessor debt instruments were canceled. The Company’s former opioid-related litigation settlement was discharged and the Acthar Gel-related settlement obligation remained effective.

MALLINCKRODT PLC
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(unaudited; dollars in millions)
Upon adoption of fresh-start accounting upon the emergence from the 2023 Bankruptcy Proceedings, the Company recorded its debt instruments at fair value utilizing the Black-Derman-Toy model, which takes into consideration prepayment options and a credit-adjusted discount rate. Subsequently, the Company accounted for its debt instruments utilizing the amortized cost method and amortized the fair value premium to the principal amount over the term of the respective instruments. Such amortization expense was reflected as interest expense on the consolidated statement of operations for the Successor periods. Upon adoption of fresh-start accounting upon the emergence from the 2020 Bankruptcy Proceedings, the Company recorded its debt instruments at fair value utilizing the Black-Derman-Toy model, which takes into consideration prepayment options and a credit-adjusted discount rate. Subsequently, the Company accounted for its debt instruments utilizing the amortized cost method and accreted the fair value discount to the principal amount over the term of the respective instruments. Such accretion expense was reflected as interest expense on the consolidated statement of operations for the Predecessor period.
The Acthar Gel-related settlement obligation was recorded at present value as of the adoption of fresh-start accounting for the 2023 Bankruptcy Proceedings and recorded accretion to the settlement installment amounts reflected as non-cash interest expense on the consolidated statement of operations for the Successor periods.
The adjustment was calculated as follows:

Successor and Predecessor Pro Forma Combined
Year Ended December 29, 2023
Historical predecessor interest expense	$(507.2)
Successor interest expense	(28.3)
Historical combined interest expense	$(535.5)

Pro Forma Adjustments:
Interest expense on external debt	(227.4)
Amortization on debt premium	(21.3)
Non-cash accretion expense associate with settlement obligation	17.0
Total pro forma adjustments	(231.7)
Less: Historical combined interest expense	535.5
Pro forma interest expense	$303.8
(w) This adjustment represents the elimination of nonrecurring reorganization items that were directly attributable to the 2023 Chapter 11 Cases. Reorganization items, net were comprised of the following:

Predecessor
Period from December 31, 2022 through November 14, 2023
Gain on settlements of liabilities subject to compromise	$(1,966.0)
Loss on fresh-start adjustments	1,452.7
Adjustments of other claims	1,139.5
Professional and other service provider fees	61.7
Debt financing	154.6
Debt valuation adjustments	21.2
Write off of prepaid premium for directors and officers' insurance policies, net, and directors fees	20.0
Acceleration of the vesting of Predecessor equity awards upon the 2023 Effective Date	9.0
Total reorganization items, net	$892.7

MALLINCKRODT PLC
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(unaudited; dollars in millions)
(x) This adjustment represents the tax effect of the elimination of nonrecurring items that were primarily attributable to the 2023 Chapter 11 Cases, described in Notes (u), (v), and (w). The tax effect of the pro-forma adjustments was calculated using a blended statutory tax rate in effect, as follows:

Successor and Predecessor Pro Forma Combined
Year Ended December 29, 2023
Pro forma income from continuing operations before income taxes	$1,717.7
Blended statutory tax rate	14.16%
Pro forma combined income tax provision	243.2
Historical combined income tax benefit	(285.8)
Pro forma income tax benefit	$(42.6)